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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 25, 2006

BANCSHARES OF FLORIDA, INC.

(Exact name of registrant as specified in its charter)

Florida	333-74997	59-3535315

(State or other jurisdiction Of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

1185 Immokalee Road, Naples, Florida		34110

(address of principal executive offices)		(Zip Code)

Registrant’s telephone number: (239) 254-2100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On August 25, 2006, Bancshares of Florida, Inc. (“Bancshares”) completed its acquisition of the $90 million asset Bristol Bank (“Bristol”), by merging Bristol into Bancshares wholly-owned subsidiary, Bank of Florida – Southeast. As consideration for the acquisition, the holders of Bristol common stock who did not exercise dissenters’ rights as provided by Florida law received $16.83 or 0.7828 shares of Bancshares common stock per share of Bristol common stock. Although the ultimate price to be paid for the dissenters’ shares can not be determined at this time, Bancshares estimates the total consideration to be $6.2 million.

Item 7.01. Regulation FD Disclosure.

On August 25, 2006, Bancshares issued a press release describing the completion of its acquisition of Bristol. A copy of the press release is included as Exhibit 99.1.

Item 9.01.Financial Statements and Exhibits

          (d)          Exhibits.

Exhibit No.	Description

99.1	Press Release issued on August 25, 2006.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bancshares of Florida, Inc.
(Registrant)

Date: August 25, 2006
/s/ Tracy L. Keegan

Tracy L. Keegan
Executive Vice President and
Chief Financial Officer